Vicor Corporation Reports Financial Results for Fourth Quarter and Year Ended December 31, 2008

ANDOVER, MA -- (Marketwire - March 10, 2009) - Vicor Corporation (NASDAQ: VICR) today reported its financial results for the fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter decreased to $51,324,000, compared to $53,947,000 for the corresponding period a year ago and $51,278,000 for the third quarter of 2008. Gross margin decreased to $20,809,000 for the fourth quarter of 2008, compared to $21,279,000 for the corresponding period a year ago and $21,903,000 for the third quarter of 2008. Gross margin, as a percentage of revenue, increased to 40.5% for the fourth quarter of 2008 compared to 39.4% for the fourth quarter of 2007, and decreased on a sequential basis from 42.7% for the third quarter of 2008. Net loss for the fourth quarter was $(3,501,000), or $(0.08) per diluted share, compared to net income of $1,497,000, or $0.04 per diluted share, for the corresponding period a year ago and net income of $609,000, or $0.01 per diluted share, for the third quarter of 2008.

For the twelve months ended December 31, 2008, revenues increased by 4.9% to $205,368,000 from $195,827,000 for the corresponding period a year ago. Net loss for the twelve month period was $(3,595,000), or $(0.09) per diluted share, compared to net income of $5,335,000 or $0.13 per diluted share, for the corresponding period a year ago.

The book-to-bill ratio for the fourth quarter of 2008 was 0.93:1, as compared to 1.20:1 for the third quarter of 2008. Backlog at the end of 2008 was $52,700,000, as compared to $46,500,000 at the end of 2007.

Commenting on the fourth quarter, Patrizio Vinciarelli, Chief Executive Officer, noted, "Vicor's fourth quarter bookings reflected slowing demand within a deteriorating global economy. Our consolidated gross margin in the fourth quarter vs. the third quarter was substantially lower due to product mix and inventory reserves. Furthermore, operating expenses, particularly marketing and legal expenses, increased significantly in the fourth quarter vs. the third quarter. In addition, in the fourth quarter, we incurred higher tax expense relating to an unconsolidated subsidiary and wrote off the balance of an investment in a related entity. In summary, we incurred a significant loss for the quarter and the year."

Dr. Vinciarelli concluded, "Our high expense levels have reflected major investments in the development of our products and markets. We are taking additional steps to make these investments more productive and our operations more efficient in an effort to return to robust profitability as quickly as possible in the face of softened demand in many of our markets. We believe that we are well-capitalized and that V-I Chip and Picor are well-positioned to emerge from the global downturn as strong competitors."

Depreciation and amortization for the fourth quarter of 2008 was approximately $2,700,000, and capital additions totaled $1,700,000. In 2008 depreciation and amortization was $10,500,000 and capital additions were $8,300,000. This compares to $11,600,000 and $9,900,000, respectively, for 2007. Cash, restricted cash and cash equivalents and short-term investments decreased by $52,900,000 to approximately $24,600,000 at the end of 2008 from $77,500,000 at the end of 2007. The decrease in cash, restricted cash and cash equivalents and short-term investments was attributable to the reclassification of $38,500,000 of auction rate securities from short-term to long-term investments and the payment of dividends of approximately $13,700,000 during the year. There were no share repurchases during 2008, and approximately $8,500,000 remains authorized for additional purchases under the Company's stock repurchase plan.

As of December 31, 2008, the Company held approximately $38,325,000, at par value, of auction rate securities ("Failed Auction Securities"), down from $55,200,000, at par value, of such holdings as of December 31, 2007. As previously disclosed, conditions in the market for auction rate securities and the repeated failure of auctions by which such securities are priced led the Company to reclassify its holdings as long-term investments as of March 31, 2008. During the fourth quarter of 2008, we entered into a settlement agreement with UBS giving us the contractual right to sell $18,300,000 par value of Failed Auction Securities to UBS at par during a period of time beginning June 30, 2010, through July 2, 2012. Because we intend to exercise this right and no longer intend to hold these securities to maturity, we reclassified these securities as "trading" from "available-for-sale." In order to record the fair value of these securities appropriately, we reversed the accumulated temporary impairment recorded as a reduction of Stockholders' Equity and recorded a charge to our Consolidated Statements of Operations of $2,238,000, reflecting our estimate at year-end of the "other-than-temporary" decrease in their carrying value from par value. However, we also recorded the receipt of the contractual right as a gain on our Consolidated Statements of Operations, thereby largely offsetting the other than temporary impairment charge. The balance of our holdings of Failed Auction Securities is made up of securities (with a par value of $20,025,000 at year-end, including a partial redemption of $25,000 at par in January 2009) held through Banc of America Securities LLC. These Failed Auction Securities, with a total par value of $20,000,000, remain classified as "available-for-sale," as it is our intention to hold these securities to maturity or other such time as we may obtain par value through an arms' length sale. In order to record the fair value of these securities appropriately, we recorded a temporary impairment charge to "Accumulated other comprehensive (loss) income" of $2,100,000 in the fourth quarter of 2008, reflecting our estimate of the additional decrease in their carrying value at year-end.

Based on the Company's ability to access cash and other short-term investments and its expected operating cash flows, the Company's management does not anticipate the current lack of liquidity of its auction rate securities holdings will affect the Company's ability to execute its current operating plan.

For 2008, the tax provision includes estimated federal, state and foreign income taxes on the Company's pre-tax loss and estimated federal and state income taxes for certain minority-owned subsidiaries that are not part of the Company's consolidated income tax returns, offset by the expected utilization of federal and foreign net operating loss carryforwards and the reduction in tax reserves discussed below. The 2008 tax provision also includes discrete items, principally for increases in accrued interest for potential liabilities, several state tax assessments and expense associated with a reduction in state income tax refunds receivable. During 2008 and 2007, the Company reduced its tax reserves by $1,123,000 and $1,517,000, respectively, due to closing tax periods in certain jurisdictions and other tax reserves no longer considered necessary. The 2007 tax provision also included discrete items for a reduction in tax reserves in the second quarter of 2007 and by refunds of interest received and recorded as a benefit during the first quarter of 2007 as final settlement for the audit of its federal tax returns for tax periods 1994 though 2002 by the Internal Revenue Service.

For more information on Vicor and its products, please visit the Company's website at www.vicorpower.com.

Earnings Conference Call

Vicor will be holding its investor conference call, today, Tuesday, March 10, 2009, at 5:00 p.m. Eastern Time. Shareholders interested in participating in the call should call 800-688-0796 at approximately 4:50 p.m. and use the Passcode 48302827. Internet users can listen to a real-time audio broadcast of the conference call on the Investor Relations section of Vicor's website at www.vicorpower.com/irwebcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. For those who cannot participate a replay will be available, shortly after the conclusion of the call, through March 25, 2009. The replay dial-in number is 888-286-8010 and the Passcode is 74581850. In addition, a webcast replay of the conference call will also be available on the Investor Relations section of Vicor's website at www.vicorpower.com/irwebcast beginning shortly after the conclusion of the call.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and, the words "believes," "expects," "anticipates," "intend," "estimate," "plans," "assumes," "may," "will," "would," "should," "continue," "prospective," "project," and other similar expressions identify forward-looking statements. Forward-looking statements also include statements regarding bookings, shipments, the pace of new design wins with early adopters and gaining broader product acceptance within the Company's target markets, and plans to expand capacity with incremental investments in equipment. These statements are based upon the Company's current expectations and estimates as to the prospective events and circumstances that may or may not be within the Company's control and as to which there can be no assurance. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including those economic, business, operational and financial considerations set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, under Part I, Item I -- "Business," "--Competition," "--Patents," and "--Licensing," under Part I, Item 1A -- "Risk Factors," under Part I, Item 3 -- "Legal Proceedings," and under Part II, Item 7 -- "Management's Discussion and Analysis of Financial Condition and Results of Operations." The risk factors set forth in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in the Annual Report on Form 10-K should be read together with other reports and documents the Company files with the Securities and Exchange Commission from time to time, including Forms 10-Q, 8-K and 10-K, which may supplement, modify, supersede or update those risk factors. The Company does not undertake any obligation to update any forward-looking statements as a result of future events or developments.

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to the electronic data processing, industrial control, military electronics and telecommunications markets.

VICOR CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
(Thousands except for per share amounts)

                                   QUARTER ENDED           YEAR ENDED
                                   (Unaudited)            (Unaudited)
                               ---------------------  --------------------
                                DEC 31,    DEC 31,     DEC 31,    DEC 31,
                                 2008       2007        2008       2007
                               ---------  ----------  ---------  ---------

Net revenues                   $  51,324  $   53,947  $ 205,368  $ 195,827
Cost of revenues                  30,515      32,668    119,083    116,818
                               ---------  ----------  ---------  ---------
  Gross margin                    20,809      21,279     86,285     79,009

Operating expenses:
  Sales & administration          14,476      12,429     56,206     48,919
  Research & development           8,006       7,570     31,398     30,372
  Gain from litigation-related
  settlements, net                     0           0       (177)    (1,353)
                               ---------  ----------  ---------  ---------
    Total operating expenses      22,482      19,999     87,427     77,938

Income (loss) from operations     (1,673)      1,280     (1,142)     1,071

Other income (expense), net         (278)        663        211      4,388
                               ---------  ----------  ---------  ---------

Income (loss) before income
 taxes                            (1,951)      1,943       (931)     5,459

Provision (benefit) for income
 taxes                               911         314        976     (1,015)

Loss from equity method
 investment (net of tax)             639         132      1,688      1,139
                               ---------  ----------  ---------  ---------

Net income (loss)             ($   3,501) $    1,497 ($   3,595) $   5,335
                               =========  ==========  =========  =========

Net income (loss) per share:
  Basic                       ($    0.08) $     0.04 ($    0.09) $    0.13
  Diluted                     ($    0.08) $     0.04 ($    0.09) $    0.13

Shares outstanding:
  Basic                           41,665      41,631     41,651     41,597
  Diluted                         41,665      41,777     41,651     41,687

VICOR CORPORATION

CONSOLIDATED BALANCE SHEET
(Thousands)

                                                    DEC 31,      DEC 31,
                                                      2008         2007
                                                  (Unaudited)  (Unaudited)
                                                  -----------  -----------
Assets

Current  assets:
  Cash and cash equivalents                       $    22,639  $    20,017
  Restricted cash and cash equivalents                    176            0
  Short-term investments                                1,773       57,490
  Accounts receivable, net                             28,757       32,054
  Inventories, net                                     26,681       23,078
  Deferred tax assets                                     451          741
  Other current assets                                  2,279        2,539
                                                  -----------  -----------
    Total current assets                               82,756      135,919

Restricted cash and cash equivalents                      561          952
Long-term investments                                  35,661            0
Property and equipment, net                            48,254       50,257
Other assets                                            4,690        5,330
                                                  -----------  -----------

                                                  $   171,922  $   192,458
                                                  ===========  ===========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                $     5,592  $    10,062
  Accrued compensation and benefits                     6,783        6,003
  Other accrued liabilities                             4,422        3,989
  Deferred revenue                                        662          941
                                                  -----------  -----------
    Total current liabilities                          17,459       20,995

Long-term deferred revenue                              1,118           42
Long-term income taxes payable                            259        1,344
Deferred income taxes                                   1,660        1,597
Minority interests                                      4,255        4,040

Stockholders' equity:
  Capital stock                                       161,591      159,834
  Retained earnings                                   110,174      126,263
  Accumulated other comprehensive
  (loss) income                                        (2,767)         170
  Treasury stock                                     (121,827)    (121,827)
                                                  -----------  -----------
    Total stockholders' equity                        147,171      164,440
                                                  -----------  -----------

                                                  $   171,922  $   192,458
                                                  ===========  ===========

For further information contact:
James A. Simms
Chief Financial Officer
Tel: 978-470-2900
Fax: 978-749-3439